                             PARTICIPATION AGREEMENT

                                  BY AND AMONG

                          AIM VARIABLE INSURANCE FUNDS,

                             AIM DISTRIBUTORS, INC.,

                         THE TRAVELERS INSURANCE COMPANY
                             ON BEHALF OF ITSELF AND
                             ITS SEPARATE ACCOUNTS,

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                             ON BEHALF OF ITSELF AND
                             ITS SEPARATE ACCOUNTS,

                                       AND

                           TRAVELERS DISTRIBUTION LLC

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                                TABLE OF CONTENTS

DESCRIPTION                                                                        PAGE
-----------                                                                        ----
Section 1. Available Funds ....................................................      2
    1.1     Availability ......................................................      2
    1.2     Addition, Deletion or Modification of Funds .......................      2
    1.3     No Sales to the General Public ....................................      2
Section 2. Processing Transactions ............................................      2
    2.1     Timely Pricing and Orders .........................................      2
    2.2     Timely Payments ...................................................      3
    2.3     Applicable Price ..................................................      3
    2.4     Dividends and Distributions .......................................      4
    2.5     Book Entry ........................................................      4
Section 3. Costs and Expenses .................................................      4
    3.1     General ...........................................................      4
    3.2     Parties To Cooperate ..............................................      4
Section 4. Legal Compliance ...................................................      5
    4.1     Tax Laws ..........................................................      5
    4.2     Insurance and Certain Other Laws ..................................      7
    4.3     Securities Laws ...................................................      8
    4.4     Notice of Certain Proceedings and Other Circumstances .............      9
    4.5     LIFE COMPANIES To Provide Documents; Information About AVIF .......      9
    4.6     AVIF To Provide Documents; Information About LIFE COMPANIES .......     10
Section 5. Mixed and Shared Funding ...........................................     12
    5.1     General ...........................................................     12
    5.2     Disinterested Trustees ............................................     12
    5.3     Monitoring for Material Irreconcilable Conflicts ..................     12
    5.4     Conflict Remedies .................................................     13
    5.5     Notice to LIFE COMPANIES ..........................................     14
    5.6     Information Requested by Board of Trustees ........................     14
    5.7     Compliance with SEC Rules .........................................     15
    5.8     Other Requirements ................................................     15
Section 6. Termination ........................................................     15
    6.1     Events of Termination .............................................     15
    6.2     Notice Requirement for Termination ................................     16
    6.3     Funds To Remain Available .........................................     17
    6.4     Survival of Warranties and Indemnifications .......................     17
    6.5     Continuance of Agreement for Certain Purposes .....................     17

Section 7. Parties To Cooperate Respecting Termination ........................     17
Section 8. Assignment .........................................................     17
Section 9. Notices ............................................................     18
Section 10. Voting Procedures .................................................     18
Section 11. Foreign Tax Credits ...............................................     19
Section 12. Indemnification ...................................................     19
    12.1    Of AVIF and AIM by LIFE COMPANIES and UNDERWRITER .................     19
    12.2    Of LIFE COMPANIES and UNDERWRITER by AVIF and AIM .................     21
    12.3    Effect of Notice ..................................................     24
    12.4    Successors ........................................................     24
Section 13. Applicable Law ....................................................     24
Section 14. Execution in Counterparts .........................................     24
Section 15. Severability ......................................................     24
Section 16. Rights Cumulative .................................................     24
Section 17. Headings ..........................................................     24
Section 18. Confidentiality ...................................................     25
Section 19. Trademarks and Fund Names .........................................     25
Section 20. Parties to Cooperate ..............................................     26
Section 21. Amendments ........................................................     26

                             PARTICIPATION AGREEMENT

     THIS AGREEMENT, made and entered into as of the 1st day of October, 2000 ("Agreement"), by and among AIM Variable Insurance Funds, a Delaware Trust ("AVIF"), A I M Distributors, Inc., a Delaware corporation ("AIM"), The Travelers Life Insurance Company, a Connecticut life insurance company, and The Travelers Life and Annuity Company, a Connecticut life insurance company, (collectively, the "LIFE COMPANIES") each on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively, the "Accounts"); and Travelers Distribution LLC, an affiliate of LIFE COMPANIES and the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").

                                WITNESSETH THAT:

     WHEREAS, AVIF is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, AVIF currently consists of sixteen separate series ("Series"), shares ("Shares") each of which are registered under the Securities Act of 1933, as amended (the "1933 Act") and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts and variable life insurance contracts; and

     WHEREAS, AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund"; reference herein to "AVIF" includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

     WHEREAS, LIFE COMPANIES will be the issuer of certain variable annuity contracts and variable life insurance contracts ("Contracts") as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and

     WHEREAS, LIFE COMPANIES will fund the Contracts through the Accounts, each of which may be divided into two or more subaccounts ("Subaccounts"; reference herein to an "Account" includes reference to each Subaccount thereof to the extent the context requires); and

     WHEREAS, LIFE COMPANIES will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Contracts will be registered as securities under the 1933 Act (or exempt therefrom); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANIES intend to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and

     WHEREAS, AIM is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 ("1934 Act") and a member in good standing of the National Association of Securities Dealers, Inc. ("NASD");

     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

                           SECTION 1. AVAILABLE FUNDS

     1.1 AVAILABILITY.

     AVIF will make Shares of each Fund available to LIFE COMPANIES for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Trustees of AVIF may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.

     1.2 ADDITION, DELETION OR MODIFICATION OF FUNDS.

     The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Contracts, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

     1.3 NO SALES TO THE GENERAL PUBLIC.

     AVIF represents and warrants that no Shares of any Fund have been or will be sold to the general public.

                       SECTION 2. PROCESSING TRANSACTIONS

     2.1 TIMELY PRICING AND ORDERS.

     (a) AVIF or its designated agent will use its best efforts to provide LIFE COMPANIES with the net asset value per Share for each Fund by 6:30 p.m. Eastern Standard Time on each Business Day. As used herein, "Business Day" shall mean any day on which (i) the New York Stock

Exchange is open for regular trading, (ii) AVIF calculates the Fund's net asset value, and (iii) LIFE COMPANIES are open for business.

     (b) LIFE COMPANIES will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day's Account unit values. LIFE COMPANIES will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by 9:00 a.m. Central Time the following Business Day; provided, however, that AVIF shall provide additional time to LIFE COMPANIES in the event that AVIF is unable to meet the 6:00 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to LIFE COMPANIES.

     (c) With respect to payment of the purchase price by LIFE COMPANIES and of redemption proceeds by AVIF, LIFE COMPANIES and AVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one net payment per Fund in accordance with Section 2.2, below.

     (d) If AVIF provides materially incorrect Share net asset value information (as determined under SEC guidelines), LIFE COMPANIES shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANIES. Materiality and reprocessing cost reimbursement shall be determined in accordance with standards established by the Parties as provided in Schedule B, attached hereto and incorporated herein.

     2.2 TIMELY PAYMENTS.

     LIFE COMPANIES will wire payment for net purchases to a custodial account designated by AVIF by 1:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. AVIF will wire payment for net redemptions to an account designated by LIFE COMPANIES by 1:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event within five (5) calendar days after the date the order is placed in order to enable LIFE COMPANIES to pay redemption proceeds within the time specified in
Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.

     2.3 APPLICABLE PRICE.

     (a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, "Contract transactions") and that LIFE COMPANIES receive prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANIES shall be the designated agent of AVIF for receipt of orders relating to Contract transactions on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central

Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.

     (b) All other Share purchases and redemptions by LIFE COMPANIES will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

     2.4 DIVIDENDS AND DISTRIBUTIONS.

     AVIF will furnish notice by wire or telephone (followed by written confirmation) on or prior to the payment date to LIFE COMPANIES of any income dividends or capital gain distributions payable on the Shares of any Fund. LIFE COMPANIES hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until LIFE COMPANIES otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. LIFE COMPANIES reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

     2.5 BOOK ENTRY.

     Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANIES. Shares ordered from AVIF will be recorded in an appropriate title for LIFE COMPANIES, on behalf of its Account.

                          SECTION 3. COSTS AND EXPENSES

     3.1 GENERAL.

     Except as otherwise specifically provided in Schedule C, attached hereto and made a part hereof, each Party will bear, or arrange for others to bear, all expenses incident to its performance under this Agreement.

     3.2 PARTIES TO COOPERATE.

     Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of AVIF and the Accounts.

                           SECTION 4. LEGAL COMPLIANCE

     4.1 TAX LAWS.

     (a) AVIF represents and warrants that each Fund is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and represents that it will use its best efforts to qualify and to maintain qualification of each Fund as a RIC. AVIF will notify LIFE COMPANIES immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

     (b) AVIF represents that it will use its best efforts to comply and to maintain each Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. AVIF will notify LIFE COMPANIES immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 4.1(b) by AVIF, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

     (c) Notwithstandng any other provision of this Agreement, but subject to the Confidentiality provisions of Section 18 as to any Participant, LIFE COMPANIES agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of LIFE COMPANIES or, to LIFE COMPANIES' knowledge, of any Contract owners, annuitants, insureds or participants (as appropriate) under the Contracts (collectively, "Participants"), that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or LIFE COMPANIES otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure:

          (i) LIFE COMPANIES shall promptly notify AVIF of such assertion or potential claim;

          (ii) LIFE COMPANIES shall consult with AVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

          (iii) LIFE COMPANIES shall use their best efforts to minimize any liability of AVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

          (iv) LIFE COMPANIES shall permit AVIF, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure; provided, however, that LIFE

               COMPANIES will retain control of the conduct of such conferences discussions, proceedings, contests or appeals;

          (v) any written materials to be submitted by LIFE COMPANIES to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by LIFE COMPANIES to AVIF (together with any supporting information or analysis); subject to the confidentiality provisions of Section 18, at least ten (10) business days or such shorter period to which the Parties hereto agree prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by LIFE COMPANIES to any such person without the express written consent of AVIF which shall not be unreasonably withheld;

          (vi) LIFE COMPANIES shall provide AVIF or its affiliates and their accounting and legal advisors with such cooperation as AVIF shall reasonably request in order to facilitate review by AVIF or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure; AVIF or its affiliates reasonable request will not be interpreted as allowing AVIF or its affiliates unfettered access to LIFE COMPANIES' books and records.;

          (vii) LIFE COMPANIES shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against AVIF or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, provided that LIFE COMPANIES shall not be required, after exhausting all administrative remedies, to appeal any adverse judicial decision unless AVIF or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by the Parties hereto; and

          (viii) AVIF and its affiliates shall have no liability as a result of such failure or alleged failure if LIFE COMPANIES fail to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.

     Should AVIF or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, LIFE COMPANIES may, in their discretion, authorize AVIF or its affiliates to act in the name of LIFE COMPANIES in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided, that in no event shall LIFE COMPANIES have any liability resulting from AVIF's refusal to accept the proposed settlement or compromise with respect to any failure caused by AVIF. As used in this Agreement, the term "affiliates" shall have the same meaning as "affiliated person" as defined in
Section 2(a)(3) of the 1940 Act.

     (d) LIFE COMPANIES represent and warrant that the Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will use its best efforts to maintain such treatment; LIFE COMPANIES will notify AVIF immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

     (e) LIFE COMPANIES represent and warrant that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 817 of the Code and the regulations thereunder. LIFE COMPANIES will use their best efforts to continue to meet such definitional requirements, and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     4.2 INSURANCE AND CERTAIN OTHER LAWS.

     (a) AVIF will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by LIFE COMPANIES, including, the furnishing of information not otherwise available to LIFE COMPANIES which is required by state insurance law to enable LIFE COMPANIES to obtain the authority needed to issue the Contracts in any applicable state.

     (b) LIFE COMPANIES represent and warrant that (i) they are insurance companies duly organized, validly existing and in good standing under the laws of the State of Connecticut and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under Connecticut insurance law and the regulations thereunder, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

     (c) AVIF represents and warrants that it is a trust duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     4.3 SECURITIES LAWS.

     (a) LIFE COMPANIES represent and warrant that (i) interests in each Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Contracts will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and the law(s) of LIFE COMPANIES' state(s) of organization and domocile, (iii) each Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, to the extent required, (v) each Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, (vi) LIFE COMPANIES will amend the registration statement for its Contracts under the 1933 Act and for its Accounts under the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts or as may otherwise be required by applicable law, and (vii) each Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (b) AVIF represents and warrants that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Delaware law, (ii) AVIF is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AVIF's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF's Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

     (c) AVIF will at its expense register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.

     (d) AVIF currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, AVIF undertakes to have its Board of Trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     (e) AVIF represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

     4.4 NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.

     (a) AVIF or AIM will immediately notify LIFE COMPANIES of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF's registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of AVIF's Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANIES. AVIF and AIM will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) LIFE COMPANIES will immediately notify AVIF of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account's registration statement under the 1933 Act relating to the Contracts or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus that may affect the offering of Shares of AVIF, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account's interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. LIFE COMPANIES will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

     4.5 LIFE COMPANIES TO PROVIDE DOCUMENTS; INFORMATION ABOUT AVIF.

     (a) LIFE COMPANIES will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (b) LIFE COMPANIES will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AVIF or any of its affiliates is named, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if AVIF or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates AIM as the entity to receive such sales literature, until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANIES in the manner required by Section 9 hereof.

     (c) Neither LIFE COMPANIES nor any of their affiliates, will give any information or make any representations or statements on behalf of or concerning AVIF or its affiliates in connection with the sale of the Contracts other than
(i) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended from time to time; or
(ii) in reports or proxy materials for AVIF; or (iii) in published reports for AVIF that are in the public domain and approved by AVIF for distribution; or
(iv) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF.

     (d) LIFE COMPANIES shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF and its affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     (e) For the purposes of this Section 4.5, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

     4.6 AVIF TO PROVIDE DOCUMENTS; INFORMATION ABOUT LIFE COMPANIES.

     (a) AVIF will provide to LIFE COMPANIES at least one (1) complete copy of all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     (b) AVIF will provide to LIFE COMPANIES in a format determined by LIFE COMPANIES a copy of all AVIF prospectuses. The prospectus for the shares shall state that the statement of additional information for the shares is available from AVIF or its designee. AVIF or its designee, at its expense, shall provide printed copies, in an amount specified by LIFE COMPANIES, of AVIF prospectuses, statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Contract value to a Fund. AVIF will provide such copies to LIFE COMPANIES in a timely manner so as to enable LIFE COMPANIES, as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

     (c) AVIF will provide to LIFE COMPANIES or their designated agents at least one (1) complete copy of each piece of sales literature or other promotional material in which LIFE COMPANIES, or any of their respective affiliates is named, or that refers to the Contracts, at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if LIFE COMPANIES or their designated agents object to such use within five (5) Business Days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. LIFE COMPANIES shall receive all such sales literature until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

     (d) Neither AVIF nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning LIFE COMPANIES, each Account, or the Contracts other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Contracts, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in published reports for the Account or the Contracts that are in the public domain and approved by LIFE COMPANIES for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANIES or its affiliates, except with the express written permission of LIFE COMPANIES.

     (e) AVIF shall cause its principal underwriter to adopt and implement procedures reasonably designed to ensure that information concerning LIFE COMPANIES, and thier respective affiliates that is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Participants) ("broker only materials") is so used, and neither LIFE COMPANIES, nor any of their respective affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

     (f) For purposes of this Section 4.6, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (e.g., on-line networks such as the Internet or other electronic messages), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials rules, the 1933 Act or the 1940 Act.

     SECTION 5. MIXED AND SHARED FUNDING

     5.1 GENERAL.

     The SEC has granted an order to AVIF exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable annuity contracts or variable life insurance contracts, separate accounts of insurance companies unaffiliated with LIFE COMPANIES, and trustees of qualified pension and retirement plans (collectively, "Mixed and Shared Funding"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply pursuant to such an exemptive order granted to AVIF. AVIF hereby notifies LIFE COMPANIES that, in the event that AVIF implements Mixed and Shared Funding, it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of Mixed and Shared Funding.

     5.2 DISINTERESTED TRUSTEES.

     AVIF agrees that its Board of Trustees shall at all times consist of trustees a majority of whom (the "Disinterested Trustees") are not interested persons of AVIF within the meaning of Section 2(a)(19) of the 1940 Act and the rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any trustee, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board;(b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the SEC may prescribe by order upon application.

     5.3 MONITORING FOR MATERIAL IRRECONCILABLE CONFLICTS.

     AVIF agrees that its Board of Trustees will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing AVIF ("Participating Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans investing in AVIF ("Participating Plans"). LIFE COMPANIES agree to inform the Board of Trustees of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

     (a) an action by any state insurance or other regulatory authority;

     (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

     (c) an administrative or judicial decision in any relevant proceeding;

     (d) the manner in which the investments of any Fund are being managed;

     (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

     (f) a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

     (g) a decision by a Participating Plan to disregard the voting instructions of Plan participants.

     Consistent with the SEC's requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, LIFE COMPANIES will assist the Board of Trustees in carrying out its responsibilities by providing the Board of Trustees with all information reasonably necessary for the Board of Trustees to consider any issue raised, including information as to a decision by LIFE COMPANIES to disregard voting instructions of Participants. LIFE COMPANIES' responsibilities in connection with the foregoing shall be carried out with a view only to the interests of Participants.

     5.4 CONFLICT REMEDIES.

     (a) It is agreed that if it is determined by a majority of the members of the Board of Trustees or a majority of the Disinterested Trustees that a material irreconcilable conflict exists, LIFE COMPANIES will, if they are a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

          (i) withdrawing the assets allocable to some or all of the Accounts from AVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

          (ii) establishing a new registered investment company of the type defined as a "management company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

     (b) If the material irreconcilable conflict arises because of LIFE COMPANIES' decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, LIFE COMPANIES may be required, at AVIF's election, to withdraw each Account's investment in AVIF or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after AVIF gives notice to LIFE COMPANIES that this provision is being implemented, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANIES for the purchase and redemption of Shares of AVIF.

     (c) If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to LIFE COMPANIES conflicts with the majority of other state regulators, then LIFE COMPANIES will withdraw each Account's investment in AVIF within six (6) months after AVIF's Board of Trustees informs LIFE COMPANIES that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal AVIF shall continue to accept and implement orders by LIFE COMPANIES for the purchase and redemption of Shares of AVIF. No charge or penalty will be imposed as a result of such withdrawal.

     (d) LIFE COMPANIES agree that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

     (e) For purposes hereof, a majority of the Disinterested Trustees will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will AVIF or any of its affiliates be required to establish a new funding medium for any Contracts. LIFE COMPANIES will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

     5.5 NOTICE TO LIFE COMPANIES.

     AVIF will promptly make known in writing to LIFE COMPANIES the Board of Trustees' determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

     5.6 INFORMATION REQUESTED BY BOARD OF TRUSTEES.

     LIFE COMPANIES and AVIF (or its investment adviser) will at least annually submit to the Board of Trustees of AVIF such reports, materials or data as the Board of Trustees may reasonably request so that the Board of Trustees may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive order granted by the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Trustees. All reports received by the Board of Trustees of potential or existing conflicts, and all Board of Trustees actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Trustees or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

     5.7 COMPLIANCE WITH SEC RULES.

     If, at any time during which AVIF is serving as an investment medium for variable life insurance Contracts, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

     5.8 OTHER REQUIREMENTS.

     AVIF will require that each Participating Insurance Company and Participating Plan enter into an agreement with AVIF that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.

                             SECTION 6. TERMINATION

     6.1 EVENTS OF TERMINATION.

     Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

     (a) at the option of any party, with or without cause with respect to the Fund, upon six (6) months advance written notice to the other parties, or, if later, upon receipt of any required exemptive relief from the SEC, unless otherwise agreed to in writing by the parties; or

     (b) at the option of AVIF upon institution of formal proceedings against LIFE COMPANIES or their affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding LIFE COMPANIES' obligations under this Agreement or related to the sale of the Contracts, the operation of each Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

     (c) at the option of LIFE COMPANIES upon institution of formal proceedings against AVIF, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding AVIF's obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, LIFE COMPANIES reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on LIFE COMPANIES, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

     (d) at the option of any Party in the event that (i) the Fund's Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANIES; or

     (e) upon termination of the corresponding Subaccount's investment in the Fund pursuant to Section 5 hereof; or

     (f) at the option of LIFE COMPANIES if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if LIFE COMPANIES reasonably believes that the Fund may fail to so qualify; or

     (g) at the option of LIFE COMPANIES if the Fund fails to comply with
Section 817(h) of the Code or with successor or similar provisions, or if LIFE COMPANIES reasonably believes that the Fund may fail to so comply; or

     (h) at the option of AVIF if the Contracts issued by LIFE COMPANIES cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund's noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Contracts are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

     (i) upon another Party's material breach of any provision of this Agreement.

     6.2 NOTICE REQUIREMENT FOR TERMINATION.

     No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

     (a) in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1(e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto;

     (b) in the event that any termination is based upon the provisions of Sections 6.1(b) or 6.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is agreed to by the Parties hereto; and

     (c) in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating Party learns of the event causing termination to be required.

     6.3 FUNDS TO REMAIN AVAILABLE.

     Notwithstanding any termination of this Agreement, AVIF will, at the option of LIFE COMPANIES, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement.

     6.4 SURVIVAL OF WARRANTIES AND INDEMNIFICATIONS.

     All warranties and indemnifications will survive the termination of this Agreement.

     6.5 CONTINUANCE OF AGREEMENT FOR CERTAIN PURPOSES.

     If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, this
Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the "Initial Termination Date"). This continuation shall extend to the earlier of the date as of which an Account owns no Shares of the affected Fund or a date (the "Final Termination Date") six (6) months following the Initial Termination Date, except that LIFE COMPANIES may, by written notice shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i).

             SECTION 7. PARTIES TO COOPERATE RESPECTING TERMINATION

     The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Contracts in such Fund.

                              SECTION 8. ASSIGNMENT

     This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                               SECTION 9. NOTICES

     Notices and communications required or permitted will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

          AIM VARIABLE INSURANCE FUNDS
          A I M DISTRIBUTORS, INC.
          11 Greenway Plaza, Suite 100
          Houston, Texas 77046
          Facsimile: (713) 993-9185

          Attn: Nancy L. Martin, Esq.

          THE TRAVELERS INSURANCE COMPANY
          THE TRAVELERS LIFE AND ANNUITY COMPANY
          TRAVELERS DISTRIBUTION, LLC
          One Tower Square
          Hartford, Connecticut 06183
          Facsimile: 860-277-0842

          Attn: General Counsel

                          SECTION 10. VOTING PROCEDURES

     Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE COMPANIES will distribute all proxy material furnished by AVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting instructions from Participants. LIFE COMPANIES will vote Shares in accordance with timely instructions received from Participants. LIFE COMPANIES will vote Shares that are (a) not attributable to Participants to whom pass-through voting privileges are extended, or (b) attributable to Participants, but for which no timely instructions have been received, in the same proportion as Shares for which said instructions have been received from Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither LIFE COMPANIES nor any of their affiliates will in any way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Shares held for such Participants.LIFE COMPANIES reserves the right to vote shares held in any Account in its own right, to the extent permitted by law. LIFE COMPANIES shall be responsible for assuring that each of their Accounts holding Shares calculates voting privileges in a manner consistent with that of other Participating Insurance Companies or in the manner required by the Mixed and Shared Funding exemptive order obtained by AVIF. AVIF will notify LIFE COMPANIES of any changes of interpretations or amendments to Mixed and

Shared Funding exemptive order it has obtained. AVIF will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, AVIF either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or will comply with Section 16(c) of the 1940 Act (although AVIF is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, AVIF will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

                         SECTION 11. FOREIGN TAX CREDITS

     AVIF agrees to consult in advance with LIFE COMPANIES concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

                           SECTION 12. INDEMNIFICATION

     12.1 OF AVIF AND AIM BY LIFE COMPANIES.

     (a) Except to the extent provided in Sections 12.1(b) and 12.1(c), below, LIFE COMPANIES agree to indemnify and hold harmless AVIF, AIM, their affiliates, and each person, if any, who controls AVIF, AIM, or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANIES and or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANIES by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, the Contracts, or sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

          (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of LIFE COMPANIES or their respective affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of LIFE COMPANIES, or their respective affiliates or persons under their control (including, without limitation, their employees and "persons associated with a member," as that term is defined in paragraph
               (q) of Article I of the NASD's By-Laws), in connection with the sale or distribution of the Contracts or Shares; or

          (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF, AIM or their affiliates by or on behalf of LIFE COMPANIES or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

          (iv) arise as a result of any failure by LIFE COMPANIES to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by LIFE COMPANIES in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANIES; or

          (v) arise as a result of failure by the Contracts issued by LIFE COMPANIES to qualify as annuity contracts or life insurance contracts under the Code, otherwise than by reason of any Fund's failure to comply with Subchapter M or Section 817(h) of the Code.

     (b) LIFE COMPANIES shall be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party's reckless disregard of obligations or duties (i) under this Agreement, or (ii) to AVIF or AIM.

     (c) LIFE COMPANIES shall be liable under this Section 12.1 with respect to any action against an Indemnified Party unless AVIF or AIM shall have notified LIFE COMPANIES in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANIES of any such action shall not relieve LIFE COMPANIES from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, LIFE COMPANIES shall be entitled to participate, at their own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from LIFE COMPANIES to such Indemnified Party of LIFE COMPANIES' elections to assume the defense thereof, the Indemnified Party will cooperate fully with LIFE COMPANIES and shall bear the fees and expenses of any additional counsel retained by it, and neither LIFE COMPANIES will be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     12.2 OF LIFE COMPANIES BY AVIF AND AIM.

     (a) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e), below, AVIF and AIM agree to indemnify and hold harmless LIFE COMPANIES, their respective affiliates, and each person, if any, who controls LIFE COMPANIES or their respective affiliates within the meaning of Section 15 of the 1933 Act and each of their respective trustees and officers, (collectively, the "Indemnified Parties" for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise; provided, the Account owns shares of the Fund and insofar as such losses, claims, damages, liabilities or actions:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF's 1933 Act registration statement, AVIF Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of LIFE COMPANIES, or their respective affiliates for use in AVIF's 1933 Act registration statement, AVIF Prospectus, or in sales literature or advertising or otherwise for use in connection with the sale of Contracts or Shares (or any amendment or supplement to any of the foregoing); or

          (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF, AIM or their affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of AVIF, AIM or their affiliates or persons under their control (including, without limitation, their employees and "persons associated with a member" as that term is defined in Section (q) of Article I of the NASD By-Laws), in connection with the sale or distribution of AVIF Shares; or

          (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANIES, or their respective affiliates by or on behalf of AVIF or AIM for use in any Account's 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

          (iv) arise as a result of any failure by AVIF to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF.

          (v) arise as a result of failure by AVIF to comply with Subchapter M and Section 817(h) of the Code.

     (b) Except to the extent provided in Sections 12.2(c), 12.2(d) and 12.2(e) hereof, AVIF and AIM agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against LIFE COMPANIES pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANIES of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that LIFE COMPANIES reasonably deems necessary or appropriate as a result of the noncompliance.

     (c) Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party's reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to LIFE COMPANIES, each Account or Participants.

     (d) Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified AVIF and/or AIM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVIF or AIM of any such action shall not relieve AVIF or AIM from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section
12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF and/or AIM will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF and/or AIM to such Indemnified Party of AVIF's or AIM's election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIF and AIM and shall bear the fees and expenses of any additional counsel retained by it, and AVIF and AIM will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     (e) In no event shall AVIF or AIM be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, LIFE COMPANIES, or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by LIFE COMPANIES hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by LIFE COMPANIES or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by LIFE COMPANIES or any Participating Insurance Company to maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as annuity contracts or life insurance contracts under applicable provisions of the Code.

     12.3 EFFECT OF NOTICE.

     Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1(c) or 12.2(d) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

     12.4 SUCCESSORS.

     A successor by law of any Party shall be entitled to the benefits of the indemnification contained in this Section 12.

                           SECTION 13. APPLICABLE LAW

     This Agreement will be construed and the provisions hereof interpreted under and in accordance with Delaware law, without regard for that state's principles of conflict of laws.

                      SECTION 14. EXECUTION IN COUNTERPARTS

     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                            SECTION 15. SEVERABILITY

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                          SECTION 16. RIGHTS CUMULATIVE

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                              SECTION 17. HEADINGS

     The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

                           SECTION 18. CONFIDENTIALITY

     AVIF acknowledges that the identities of the customers of LIFE COMPANIES or any of their affiliates (collectively, the "LIFE COMPANIES Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the LIFE COMPANIES Protected Parties or any of their employees or agents in connection with LIFE COMPANIES' performance of its duties under this Agreement are the valuable property of the LIFE COMPANIES Protected Parties. AVIF agrees that if it comes into possession of any list or compilation of the identities of or other information about the LIFE COMPANIES Protected Parties' customers, or any other information or property of the LIFE COMPANIES Protected Parties, other than such information as may be independently developed or compiled by AVIF from information supplied to it by the LIFE COMPANIES Protected Parties' customers who also maintain accounts directly with AVIF, AVIF will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANIES' prior written consent; or (b) as required by law or judicial process. LIFE COMPANIES acknowledges that the identities of the customers of AVIF or any of its affiliates (collectively, the "AVIF Protected Parties" for purposes of this Section 18), information maintained regarding those customers, and all computer programs and procedures or other information developed by the AVIF Protected Parties or any of their employees or agents in connection with AVIF's performance of its duties under this Agreement are the valuable property of the AVIF Protected Parties. LIFE COMPANIES agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF Protected Parties' customers or any other information or property of the AVIF Protected Parties, other than such information as may be independently developed or compiled by LIFE COMPANIES from information supplied to it by the AVIF Protected Parties' customers who also maintain accounts directly with LIFE COMPANIES, LIFE COMPANIES will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with AVIF's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 18 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

                      SECTION 19. TRADEMARKS AND FUND NAMES

     (a) Except as may otherwise be provided in a License Agreement among A I M Management Group Inc., LIFE COMPANIES neither LIFE COMPANIES or any of their respective affiliates, shall use any trademark, trade name, service mark or logo of AVIF, AIM or any of their respective affiliates, or any variation of any such trademark, trade name, service mark or logo, without AVIF's or AIM's prior written consent, the granting of which shall be at AVIF's or AIM's sole option.

     (b) Except as otherwise expressly provided in this Agreement, neither AVIF, its investment adviser, its principal underwriter, or any affiliates thereof shall use any trademark, trade name, service mark or logo of LIFE COMPANIES or any of their affiliates, or any variation of any such trademark, trade name, service mark or logo, without LIFE COMPANIES' prior written consent, the granting of which shall be at LIFE COMPANIES' sole option.

                        SECTION 20. PARTIES TO COOPERATE

     Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records (including copies thereof) in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                             SECTION 21. AMENDMENTS

     No provision of this Agreement may be amended or modified in any manner except by a written agreement executed by all parties hereto.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.


                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ P. Michelle Grace           By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Robert H. Graham
Title Assistant Secretary               Title: President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ P. Michelle Grace           By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Michael J. Cemo
Title: Assistant Secretary              Title: President


                                        THE TRAVELERS INSURANCE COMPANY, on
                                        behalf of itself and its separate
                                        accounts


Attest: /s/ Christine Murphy            By: /s/ Donald Munson
        -----------------------------       ------------------------------------
Name: Christine Murphy                  Name: Donald Munson
Title: Counsel                          Title: Vice President


                                        THE TRAVELERS LIFE AND ANNUITY COMPANY,
                                        on behalf of itself and its separate
                                        accounts


Attest: /s/ Christine Murphy            By: /s/ Donald Munson
        -----------------------------       ------------------------------------
Name: Christine Murphy                  Name: Donald Munson
Title: Counsel                          Title: Vice President


                                        TRAVELERS DISTRIBUTION, LLC


Attest: /s/ Christine Murphy            By: /s/ Donald Munson
        -----------------------------       ------------------------------------
Name: Christine Murphy                  Name: Donald Munson
Title: Counsel                          Title: President

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

     AIM VARIABLE INSURANCE FUNDS

     AIM V.I. Value Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Citicorp Life Variable Annuity Separate Account
First Citicorp Life Variable Annuity Separate Account
The Travelers Fund BD for Variable Annuities
The Travelers Fund BD II for Variable Annuities
The Travelers Fund BD III for Variable Annuities
The Travelers Fund BD IV for Variable Annuities
The Travelers Separate Account ABD for Variable Annuities
The Travelers Separate Account ABD for Variable Annuities
The Travelers Separate Account Three for Variable Annuities
The Travelers Separate Account Four for Variable Annuities
The Travelers Separate Account Six for Variable Annuities
The Travelers Separate Account TM for Variable Annuities
The Travelers Separate Account TMII for Variable Annuities

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Travelers Marquis
Portfolio Architect
Portfolio Architect Select
Travelers Access Select
Portfolio Architect Xtra
Travelers Access
Travelers Retirement Annuity
Vintage
Vintage II
Vintage Xtra
CitiElite

                                   SCHEDULE B

                          AIM'S PRICING ERROR POLICIES

Determination of Materiality

In the event that AIM discovers an error in the calculation of the Fund's net asset value, the following policies will apply:

If the amount of the error is less than $.01 per share, it is considered immaterial and no adjustments are made.

If the amount of the error is $.01 per share or more, then the following thresholds are applied:

     a. If the amount of the difference in the erroneous net asset value and the correct net asset value is less than .5% of the correct net asset value, AIM will reimburse the affected Fund to the extent of any loss resulting from the error. No other adjustments shall be made.

     b. If the amount of the difference in the erroneous net asset value and the correct net asset value is .5% of the correct net asset value or greater, then AIM will determine the impact of the error to the affected Fund and shall reimburse such Fund (and/or LIFE COMPANIES, as appropriate, such as in the event that the error was not discovered until after LIFE COMPANIES processed transactions using the erroneous net asset value) to the extent of any loss resulting from the error. To the extent that an overstatement of net asset value per share is detected quickly and LIFE COMPANIES have not mailed redemption checks to Participants, LIFE COMPANIES and AIM agree to examine the extent of the error to determine the feasibility of reprocessing such redemption transaction (for purposes of reimbursing the Fund to the extent of any such overpayment).

Reprocessing Cost Reimbursement

To the extent a reprocessing of Participant transactions is required pursuant to paragraph (b), above, AIM shall reimburse LIFE COMPANIES for LIFE COMPANIES' reprocessing costs in an amount not to exceed $1.00 per contract affected by $10 or more.

The Pricing Policies described herein may be modified by AVIF as approved by its Board of Trustees or required by the Securities and Exchange Commission. AIM agrees to use its best efforts to notify LIFE COMPANIES at least five (5) days prior to any such meeting of the Board of Trustees of AVIF to consider such proposed changes.

                                   SCHEDULE C

                               EXPENSE ALLOCATIONS

            LIFE COMPANIES                             AVIF / AIM
            --------------                             ----------
preparing and filing the Account's      Preparing and filing the Fund's
registration statement                  registration statement

text composition for Account            text composition for Fund prospectuses
prospectuses and supplements            and supplements

text alterations of prospectuses        text alterations of prospectuses (Fund)
(Account) and supplements (Account)     and supplements (Fund)

printing Account and Fund               Printing Fund prospectus and supplements
prospectuses and supplements for        for existing policy owners
distribution purposes

text composition and printing Account   text composition and printing Fund SAIs
SAIs

mailing and distributing Account SAIs   Mailing and distributing Fund SAIs to
to policy owners upon request by        policy owners upon request by policy
policy owners                           owners

mailing and distributing prospectuses
(Account and Fund) and supplements
(Account and Fund) to policy owners
of record as required by Federal
Securities Laws and to prospective
purchasers

text composition (Account), printing,   text composition and printing of annual
mailing, and distributing annual and    and semi-annual reports (Fund)
semi-annual reports for Account (Fund
and Account as, applicable)

Mailing, distributing, and tabulation   text composition and printing of voting
of proxy statements and voting          instruction solicitation materials to
instruction solicitation materials to   policy owners with respect to proxies
policy owners with respect to proxies   related to the Fund
related to the Funds

preparation, printing and
distributing sales material and
advertising relating to the Funds,
insofar as such materials relate to
the Contracts and filing such
materials with and obtaining approval
from, the SEC, the NASD, any state
insurance regulatory authority, and
any other appropriate regulatory
authority, to the extent required

                           AMENDMENT DATED MAY 1, 2003
                                     TO THE
                  PARTICIPATION AGREEMENT DATED OCTOBER 1, 2000

Amendment to the Participation Agreement by and among AIM Variable Insurance Funds, a Delaware Trust ("AVIF"), A I M Distributors, Inc., ("AIM"), (collectively "the Fund"). The Travelers Life Insurance Company, The Travelers Life and Annuity Company, and Travelers Distribution LLC, (collectively, the "COMPANY") each on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto.

WHEREAS, each of the parties desires to expand the Accounts of the Company which invest in shares of the Fund and the number of Funds available to the Accounts, each of the parties hereby agrees to amend the Agreement by deleting in its entirety the current Schedule A and replacing with Schedule A dated May 1, 2003 attached hereto.

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.


                                        AIM VARIABLE INSURANCE FUNDS

Attest: /s/ Jim Coppedge                By: /s/ Kevin Cardme
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Kevin Cardme
Title Asst. Secretary                   Title: Senior Vice President


                                        AIM DISTRIBUTORS, INC.


Attest: /s/ Jim Coppedge                By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Michael J. Cemo
Title: Asst. Secretary                  Title: CEO


                                        THE  TRAVELERS  LIFE  INSURANCE
                                        COMPANY, on behalf of itself and its separate accounts


Attest:                                 By: /s/ Ernest J. Wright
        -----------------------------       ------------------------------------
Name:                                   Name: Ernest J. Wright
Title:                                  Title: Vice President and Secretary


                                        THE TRAVELERS LIFE AND ANNUITY
                                        COMPANY, on behalf of itself and its
                                        separate accounts


Attest:                                 By: /s/ Ernest J. Wright
        -----------------------------       ------------------------------------
Name:                                   Name: Ernest J. Wright
Title:                                  Title: Vice President and Secretary

                                        TRAVELERS DISTRIBUTION LLC


Attest:                                 By:  /s/ Ernest J. Wright
        -----------------------------       ------------------------------------
Name:                                   Name: Ernest J. Wright
Title:                                  Title: Secretary

                                   SCHEDULE A
                                  (MAY 1, 2003)

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM VARIABLE INSURANCE FUNDS, INC.

AIM V.I. Balanced Fund - Series I
AIM V.I. Capital Appreciation Fund - Series I
AIM V.I. Capital Appreciation Fund - Series II
AIM V.I. Core Equity Fund - Series I
AIM V.I. Government Securities Fund
AIM V.I. Growth Fund - Series I
AIM V.I. International Growth Fund - Series I
AIM V.I. Mid Cap Core Equity Fund - Series II
AIM V.I. Premier Equity Fund - Series I
AIM V.I. Premier Equity Fund - Series II

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Citicorp Life Variable Annuity Separate Account
First Citicorp Life Variable Annuity Separate Account
Separate Account QP for Variable Annuities
The Travelers Fund ABD for Variable Annuities
The Travelers Fund ABD II for Variable Annuities
The Travelers Fund BD for Variable Annuities
The Travelers Fund BD II for Variable Annuities
The Travelers Separate Account Five for Variable Annuities
The Travelers Separate Account Six for Variable Annuities
The Travelers Separate Account PP for Variable Life Insurance (unregistered) Travelers Separate Account PF for Variable Annuities
Travelers Separate Account PF II for Variable Annuities
The Travelers Separate Account Eleven for Variable Annuities
The Travelers Separate Account Twelve for Variable Annuities
TIC Separate Account Thirteen for Variable Annuities
TLAC Separate Account Fourteen for Variable Annuities

                                   SCHEDULE A
                                  (MAY 1, 2003)
                                   (CONTINUED)

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

CitiElite
CitiVariable
Gold Track
Gold Track Select
Travelers Access Annuity
Travelers Access Select
Travelers Marquis Portfolio
Travelers Portfolio Architect Annuity
Travelers Portfolio Architect Select Annuity
Travelers Prim Elite II
Travelers Private Placement Variable Universal Life
Travelers Retirement Account Annuity
Pioneer Annuistar
Pioneer Annuistar Plus

                         AMENDMENT DATED MARCH 31, 2005
                                     TO THE
                  PARTICIPATION AGREEMENT DATED OCTOBER 1, 2000

Amendment to the Participation Agreement by and among AIM Variable Insurance Funds, a Delaware Trust ("AVIF"), AIM Distributors, Inc., ("AIM"), (collectively "the Fund"). The Travelers Life Insurance Company, The Travelers Life and Annuity Company, and Travelers Distribution LLC, (collectively, the "COMPANY") each on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto.

WHEREAS, each of the parties desires to expand the Accounts of the Company which invest in shares of the Fund and the number of Funds available to the Accounts, each of the parties hereby agrees to amend the Agreement by deleting in its entirety the current Schedule A and replacing with Schedule A dated March 31, 2005 attached hereto.

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.


                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim A. Coppedge             By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Robert H. Graham
Title Assistant Secretary               Title: President


                                        AIM DISTRIBUTORS, INC.


Attest: /s/ Jim A. Coppedge             By: /s/ Gene L. Needles
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Gene L. Needles
Title: Assistant Secretary              Title: President

                                        THE TRAVELERS LIFE INSURANCE
                                        COMPANY, on behalf of itself and its
                                        separate accounts


Attest:                                 By: /s/ Ernest J. Wright
        -----------------------------       ------------------------------------
Name:                                   Name: Ernest J. Wright
Title:                                  Title: Vice President & Secretary


                                        THE TRAVELERS LIFE AND ANNUITY COMPANY,
                                        on behalf of itself and its separate
                                        accounts


Attest:                                 By: /s/ Ernest J. Wright
        -----------------------------       ------------------------------------
Name:                                   Name: Ernest J. Wright
Title:                                  Title: Vice President & Secretary


                                        TRAVELERS DISTRIBUTION LLC


Attest:                                 By: /s/ Ernest J. Wright
        -----------------------------       ------------------------------------
Name:                                   Name: Ernest J. Wright
Title:                                  Title: Vice President & Secretary

                                   SCHEDULE A
                                  (MAY 1, 2003)

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM VARIABLE INSURANCE FUNDS, INC.

AIM V.I. Balanced Fund - Series I shares
AIM V.I. Capital Appreciation Fund - Series I shares
AIM V.I. Capital Appreciation Fund - Series II shares
AIM V.I. Core Equity Fund - Series I shares
AIM V.I. Government Securities Fund - Series I shares
AIM V.I. Growth Fund - Series I shares
AIM V.I. International Growth Fund - Series I shares
AIM V.I. Mid Cap Core Equity Fund - Series II shares
AIM V.I. Premier Equity Fund - Series I shares
AIM V.I. Premier Equity Fund - Series II shares
Citicorp Life Variable Annuity Separate Account
First Citicorp Life Variable Annuity Separate Account
Separate Account QP for Variable Annuities
The Travelers Fund ABD for Variable Annuities
The Travelers Fund ABD II for Variable Annuities
The Travelers Fund BD for Variable Annuities
The Travelers Fund BD II for Variable Annuities
The Travelers Separate Account Five for Variable Annuities
The Travelers Separate Account Six for Variable Annuities
The Travelers Separate Account PP for Variable Life Insurance (unregistered) Travelers Separate Account PF for Variable Annuities
Travelers Separate Account PF II for Variable Annuities
The Travelers Separate Account Eleven for Variable Annuities
The Travelers Separate Account Twelve for Variable Annuities
TIC Separate Account Thirteen for Variable Annuities
TLAC Separate Account Fourteen for Variable Annuities
The Travelers Fund UL III for Variable Life Insurance
TIC Separate Account CPPVUL1

                                   SCHEDULE A
                                  (MAY 1, 2003)
                                   (CONTINUED)

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

CitiElite
CitiVariable
Gold Track
Gold Track Select
Travelers Access Annuity
Travelers Access Select
Travelers Marquis Portfolio
Travelers Portfolio Architect Annuity
Travelers Portfolio Architect Select Annuity
Travelers Prim Elite II
Travelers Private Placement Variable Universal Life
Travelers Retirement Account Annuity
Pioneer Annuistar
Pioneer Annuistar Plus

                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated October 1, 2000, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); A I M Distributors, Inc., a Delaware corporation ("AIM"), The Travelers Insurance Company, a Connecticut life insurance company, The Travelers Life and Annuity Company (collectively, the "LIFE COMPANIES") and Travelers Distribution LLC, an affiliate of LIFE COMPANIES and the principal underwriter to the Contracts ("UNDERWRITER"), is hereby amended as follows:

     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.;

     WHEREAS, on May 1, 2006, The Travelers Insurance Company was renamed MetLife Insurance Company of Connecticut and The Travelers Life and Annuity Company was renamed MetLife Life and Annuity Company of Connecticut;

     WHEREAS, on May 1, 2006, Travelers Distribution LLC was renamed MetLife Investors Distribution LLC and on October 20, 2006, was merged with and into MetLife Investors Distribution Company, an affiliate of Life Company;

     WHEREAS, on December 7, 2007, MetLife Life and Annuity Company of Connecticut merged with and into MetLife Insurance Company of Connecticut; and

     WHEREAS, the parties desire to amend the Agreement by updating the notice provision, updating the names of the Met Life Insurance Company of Connecticut separate accounts and expanding the Funds listed in Schedule A.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follows:

     The addresses appearing in Section 9 of the Agreement shall be amended as follows:

     "AIM VARIABLE INSURANCE FUNDS
     INVESCO AIM DISTRIBUTORS, INC.
     11 Greenway Plaza, Suite 100
     Houston, Texas 77046
     Facsimile: 713-993-9185

     Attention: Peter Davidson, Esq.

     METROPOLITAN LIFE INSURANCE COMPANY
     501 Boylston Street
     Boston, MA 02116

     Attention: Alan C. Leland, Jr., Vice President

     Copy to:

     METROPOLITAN LIFE INSURANCE COMPANY
     501 Boylston Street
     Boston, MA 02116

     Attention: Law Department"

Section 22 is hereby added to the Agreement:

                            SECTION 22. FORCE MAJEURE

     Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM Variable Insurance Funds

AIM V.I. Global Real Estate Fund - Series I
AIM V.I. International Growth Fund - Series I
AIM V.I. Mid Cap Core Equity Fund - Series II
AIM V.I. Utilities Fund - Series I


SEPARATE ACCOUNTS UTILIZING THE FUNDS

MetLife of CT Separate Account Nine for Variable Annuities
MetLife of CT Separate Account Ten for Variable Annuities
MetLife of CT Separate Account Eleven for Variable Annuities
MetLife of CT Separate Account Twelve for Variable Annuities
MetLife of CT Separate Account Thirteen for Variable Annuities
MetLife of CT Separate Account Fourteen for Variable Annuities
MetLife Insurance Company of CT Variable Annuity Separate Account 2002 MetLife Life and Annuity Company of CT Variable Annuity Separate Account 2002 MetLife of CT Fund UL III for Variable Life Insurance
MetLife of CT Separate Account CPPVUL 1 for Variable Life Insurance

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Pioneer Annuistar Flex
Pioneer Annuistar Plus
Pioneer Annuistar Value
Pioneer Annuistar
Scudder Advocate Advisor
Scudder Advocate Advisor - ST1
Scudder Advocate Rewards
Corporate Owned Variable Universal Life Insurance Policies (COLI, COLI - Series 2, COLI III, COLI IV, COLI 2000, Corporate Select)
Corporate Owned Private Placement Variable Universal Life Insurance Policies (COLI PPVUL)

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 28, 2008.


                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Peter Davidson              By: /s/ Carolyn Gibbs
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: Carolyn Gibbs
Title Assistant Secretary               Title: Assistant Vice President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Peter Davidson              By: /s/ John S. Cooper
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: John S. Cooper
Title: Assistant Secretary              Title: President


                                        METLIFE INSURANCE COMPANY OF
                                        CONNECTICUT, on behalf of itself and its separate accounts


Attest: /s/ Daniel D. Jordan            By: /s/ Paul L. LeClair
        -----------------------------       ------------------------------------
Name: Daniel D. Jordan                  Name: Paul L. LeClair
Title: Vice President and Assistant     Title: Vice President
       Secretary


                                        METLIFE INVESTORS DISTRIBUTION COMPANY


Attest: /s/ Jonnie Crawford             By: /s/ Richard C. Pearson
        -----------------------------       ------------------------------------
Name: Jonnie Crawford                   Name: Richard C. Pearson
Title: Asst. Secretary                  Title: Executive Vice President